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                                                                    EXHIBIT 99.1

                             (LUMINEX LOGO)

     LUMINEX CORPORATION NAMES GREGORY J. GOSCH AS VICE PRESIDENT, MARKETING

Austin, TX - October 22, 2004 /PRNewswire-FirstCall/ -- Luminex Corporation (Nasdaq: LMNX) today announced that Gregory J. Gosch has been named Vice President, Marketing. Mr. Gosch brings more than 12 years of sales and marketing experience in the life sciences and clinical diagnostics markets to Luminex. Mr. Gosch most recently served as Senior Director, Sales and Marketing for Nanogen, Inc., headquartered in San Diego, California. In addition, Mr. Gosch held marketing and product management positions for Chiron Corporation and Bio-Rad Laboratories.

"As Luminex continues to grow and develop as a company, adding a professional with Greg's credentials and track record is of significant importance to Luminex. Greg's experiences in both life sciences and diagnostics will have an impact immediately and in the future. The Board of Directors and management of Luminex are delighted that Greg is joining our team," said Patrick J. Balthrop, President and CEO of Luminex.

About Luminex

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP technology is a microsphere-based array system capable of multiplexing up to 100 different tests in a single well with as little as 50ul of sample. The open-architecture platform is based on the principles of flow cytometry and delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's proven xMAP technology is already in use in research and diagnostic laboratories as well as major pharmaceutical, diagnostic and biotechnology companies worldwide. Further information on Luminex Corporation or xMAP technology can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this press release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," "estimate," "anticipate," "will", "could", "should" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.


Contact:          Harriss Currie
                  Chief Financial Officer
                  (512) 219-8020